Exhibit (p)(iii) under Form N-1A
                                       Exhibit 99 under Item 601/ Reg. S-K



                   PROVIDENT INVESTMENT ADVISORS, INC.
                    CODE OF ETHICS FOR ACCESS PERSONS
                          Revised February, 2001

                            Table of Contents



Section                                                 Page

1.    General Fiduciary Principles                        2

2.    Definitions                                         2

3.    Exempt Transactions                                 4

4.    Prohibited Transactions and Activities              4

5.    Pre-clearance Requirement and Exempted              5
    Transactions

6.    Prohibition on the Receipt of Gifts                 7

7.    Reporting Requirements                              8
      ----------------------

     Initial Reporting Requirements                       8

     Quarterly Reporting Requirements                     8

     Annual Reporting Requirements                        9

     Exemption for Disinterested Directors               10

8.    Sanctions                                          10

Procedures for Prior Approval of Personal                11
Securities Transactions by Access Persons

o     Preclearing Foreign Securities                     12

Procedures for the Reporting and Review of               18
Personal Transaction Activity

24

                   PROVIDENT INVESTMENT ADVISORS, INC.
           CODE OF ETHICS REGARDING PERSONAL SECURITIES TRADING

Pursuant to rule 17j-1 under the Investment Company Act of 1940, this Code of Ethics has been adopted on behalf of the Adviser.

1.    General Fiduciary Principles

a)    Each Access Person:

i)    must place the Funds' interests ahead of the Access Person's personal interests;
ii)   must avoid conflicts or apparent conflicts of interest with the
                  Funds; and
iii)  must conduct his or her personal transactions in a manner which neither interferes with Fund portfolio transactions nor otherwise takes unfair or inappropriate advantage of the Access Person's relationship to the Fund.

            The failure to recommend or purchase a Covered Security
                  for the Fund may be considered a violation of this Code.

b)    Every Access Person must adhere to these general fiduciary principles, as well as comply with the specific provisions and Associated Procedures of this Code. Technical compliance with the terms of this Code and the Associated Procedures may not be sufficient where the transactions undertaken by an Access Person show a pattern of abuse of the Access Person's fiduciary duty.

2.    Definitions

a)    The "1940 Act" means the Investment Company Act of 1940, as amended.

b)    "Access Person" means any director, trustee, officer, managing general partner, or general partner or Advisory Person of the Adviser.

c)    "Adviser" means Provident Investment Advisors, Inc.

      d) "Advisory Person" means (i) any employee of the Adviser or of any company in a control relationship to the Adviser, who, in connection with the employee's regular functions or duties, makes, participates in, or obtains information regarding the purchases or sales of a Covered Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a Covered Security.


   e) "Associated Procedures" means those policies, procedures and/or statements that have been adopted by the Adviser, and which are designed to supplement this Code and its provisions.

f) "Beneficial ownership" will be attributed to an Access Person in all instances where the Access Person (i) possesses the ability to purchase or sell the Covered Securities (or the ability to direct the disposition of the Covered Securities); (ii) possesses voting power (including the power to vote or to direct the voting) over such Covered Securities; or (iii) receives any benefits substantially equivalent to those of ownership. Beneficial ownership shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16a-1(a)(2) of the Securities Exchange Act of 1934, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person has or acquires.

g) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

   h) Except as provided in this definition, "Covered Security" shall include any Security, including with noted limitations: equity and debt securities; derivative securities, including options on and warrants to purchase equity or debt securities; shares of closed-end investment companies; investments in unit investment trusts; and Related Securities. "Related Securities" are instruments and securities that are related to, but not the same as, a Covered Security. For example, a Related Security may be convertible into a Covered Security, or give its holder the right to purchase the Covered Security.
      For purposes of reporting, "Covered Security" shall include futures, swaps and other derivative contracts.

      "Covered Security" shall not include: equities and debt securities issued by companies that comprise the Standard & Poor's 500*, direct obligations of the Government of the United States (regardless of their maturities); bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; and shares of registered open-end investment companies.

      * Widely held securities of companies that comprise the S&P 500 are exempt from pre-clearance requirements since it is believed that no transactions made on behalf of Riverfront share holders will affect market prices, and thus would render attempts to manipulate the market ineffective. A list of S&P 500 companies may be found on the internet at: www.spglobal.com/ssindexmain500text.html

   i) "Fund" means The Riverfront Funds, an investment company registered under the 1940 Act (and any series or portfolios of such company), and any other account managed by the Adviser.

j) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

   k) "Investment Personnel" include: Access Persons with direct responsibility and authority to make investment decisions affecting the Fund (such as portfolio management team); Access Persons who provide information and advice to such members of the portfolio management team (such as securities analysts); and Access Persons who assist in executing investment decisions for the Fund (such as traders).


   l) "Private Placement" or "limited offering" means an offering that is exempt from registration under Section 4(2) or Section 4(6) of the Securities Act of 1933 or pursuant to rule 504, rule 505 or rule 506 under the Securities Act of 1933.

   m) "Purchase or sale of a Covered Security" includes, inter alia, the writing of an option, future or other derivative contract to purchase or sell a Covered Security.

   n) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act.

3.  Exempt Transactions

The prohibitions or requirements of Section 4 and Section 5 of this Code shall not apply to:

   a)  Purchases or sale of the following Securities:
i)    direct obligations of the Government of the United States
                  (regardless of their maturities). This exemption does not apply to indirect obligations of the U.S. Government, including FNMAs, GNMAs or FHLMCs.
ii)   bankers' acceptances;
iii)  bank certificates of deposit;
iv)   commercial paper;
v)    high quality short-term debt instruments, including repurchase agreements;
vi)   shares of registered open-end investment companies; and,
vii)  securities of companies listed in the S&P 500 Index.


   b) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

4.  Prohibited Transactions and Activities

   a) Every Access Person is prohibited from acquiring any Security distributed in an initial public offering; however, subject to provisions of this Code and its Associated Procedures, an Access Person may acquire the security in the secondary market.

   b) Every Access Person is prohibited from acquiring any Security in a private placement or other limited offering, without the express prior approval of the Compliance Officer of the Adviser.

   c) Every Access Person is prohibited from executing a personal transaction in any Covered Security on a day during which the Fund has a pending "buy" or "sell" order for that Covered Security, until the Fund's orders are either executed or withdrawn.

   d) Every Access Person is prohibited from purchasing or selling, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, a direct or indirect beneficial ownership interest and which he or she knows, or should have known, at the time of such purchase or sale:

           i)   is being considered for purchase or sale by the Fund;
or

           ii)    is being purchased or sold by the Fund.

   e) Every Access Person is prohibited, in connection with the purchase or sale, directly or indirectly, by the Access Person of a Covered Security Held or to be Acquired by the Fund:

        i) from employing any device, scheme or artifice to defraud the Fund;

        ii) from making any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

        iii)from engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

        iv) from engaging in any manipulative practice with respect to the Fund.

            Examples of this would include causing the Fund to purchase a Covered Security owned by the Access Person for the purpose of supporting or driving up the price of the Covered Security, and causing the Fund to refrain from selling a Covered Security in an attempt to protect the value of the Access Person's investment, such as an outstanding option. One test which will be applied in determining whether this prohibition has been violated will be to review the Covered Securities transactions of Access Persons for patterns. However, it is important to note that a violation could result from a single transaction if the circumstances warranted a finding that the provisions of Section 1 of this Code have been violated.



5. Pre-clearance Requirement and Exempted Transactions

   a) Every Access Person is prohibited from executing a personal transaction in any Covered Security (including transactions in pension or profit-sharing plans in which the Access Person has a beneficial interest), without express prior approval of the Compliance officer of the Adviser, in accordance with the Associated Procedures governing pre-clearance. A purchase or sale of Covered Securities not otherwise approved pursuant to the Associated Procedures may, upon request made prior to the personal transaction, nevertheless receive the approval of the Compliance officer of the Adviser if such purchase or sale would be only remotely potentially harmful to the Fund; very unlikely to affect a highly institutional market; or clearly not related economically to the securities to be purchased, sold or held by the Fund. Notwithstanding the receipt of express prior approval, any purchases or sales by any Access Person undertaken in reliance on this provision remain subject to the prohibitions enumerated in Section 4 of this Code.

   b) The pre-clearance requirement in Section 5(a) shall not apply to:

        i) Purchases or sales which are non-volitional on the part of either the Access Person or the Fund, subject to the provisions of Section 4 (e) of this Code.

        ii) Purchases which are either made solely with the dividend proceeds received in a dividend reinvestment plan; or part of an automatic payroll deduction plan, whereby an employee purchases securities issued by an employer.

        iii)Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and any sales of such rights so acquired.

        iv) Purchases and sales of a Security that represents an interest in certain indices as determined by the Compliance officer of the Adviser.

        v) Transactions in a Covered Security which involve the giving of gifts or charitable donations.

        vi) Purchases and sales of Covered Securities executed by a person deemed to be an Access Person solely by reason of his position as an Officer and/or Director or Trustee of the Fund.

        vii)Purchases and sales of securities issued by companies that are included in the S&P 500 index.


6. Prohibition on the Receipt of Gifts

      Every Access Person is prohibited from receiving any gift, favor, preferential treatment, valuable consideration, or other thing of more than a de minimis value in any year from any person or entity from, to or through whom the Fund purchases or sells Securities, or an issuer of Securities. For purposes of this Code, "de minimis value" is equal to $100 or less. This prohibition shall not apply to:

      i) salaries, wages, fees or other compensation paid, or expenses paid or reimbursed, in the usual scope of an Access Person's employment responsibilities for the Access Person's employer;

      ii) the acceptance of meals, refreshments or entertainment of reasonable value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions;

      iii) the acceptance of advertising or promotional material of nominal value, such as pens, pencils, note pads, key chains, calendars and similar items;

      iv) the acceptance of gifts, meals, refreshments, or entertainment of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job, Christmas, or other recognized holiday; or

      v) the acceptance of awards, from an employer to an employee, for recognition of service and accomplishment.


7. Reporting

   Every Access Person is required to submit reports of transactions in Covered Securities to the Compliance officer of the Adviser as indicated below. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.



   Initial Reporting Requirements

   a) Within 10 calendar days of commencement of employment as an Access Person, the Access Person will provide a list including:

        i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

        ii) the name of any broker, dealer or bank maintaining an account in which any Security was held for the direct or indirect benefit of the Access Person as of the date of employment as an Access Person; and

        iii)the date the report is submitted to the Compliance officer of the Adviser.

   b) Every Access Person is required to direct his broker to forward to the Compliance officer of the Adviser, on a timely basis, duplicate copies of both confirmations of all personal transactions in Covered Securities effected for any account in which such Access Person has any direct or indirect beneficial ownership interest and periodic statements relating to any such account.

Quarterly Reporting Requirements

   c) Every Access Person shall report the information described in
      Section 7(d) of this Code with respect to transactions in any Covered Security (other than those personal transactions in Securities exempted under Section 3 of this Code) in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

   d) Every report shall be made not later than 10 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected, shall be dated and signed by the Access Person submitting the report, and shall contain the following information:

      i) the date of the transaction, the title and the number of shares, the principal amount, the interest rate and maturity date, if applicable of each Covered Security involved;

      ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

      iii) the price at which the transaction was effected;

      iv) the name of the broker, dealer or bank through whom the transaction was effected; and

      v)   if there were no personal transactions in any Covered
           Security during the period, either a statement to that effect or the word "None" (or some similar designation).

   e) Every Access Person shall report any new account established with a broker, dealer or bank in which any Security was transacted or held for the direct or indirect benefit of the Access Person during the quarter. The report shall include the name of the entity with whom the account was established and the date on which it was established.

Annual Reporting Requirements

   f) Every Access Person, on an annual basis or upon request of the Compliance officer of the Adviser, will be required to furnish a list including the following information (which information must be current as of a date no more than 30 days before the report is submitted) within 10 calendar days of the request:

        i) the title, number of shares and principal amount of each Covered Security in which the Access
            Person had any direct or indirect beneficial ownership;

        ii) the name of any broker, dealer or bank maintaining an account in which any Covered
            Security was held for the direct or indirect benefit of the Access Person; and

        iii)the date the report is submitted to the Compliance officer of the Adviser.

   g) In addition, every Access Person is required, on an annual basis, to certify that they have received, read, and understand the provisions of this Code and its Associated Procedures, and that they recognize that they are subject to its provisions. Such certification shall also include a statement that the Access Person has complied with the requirements of this Code and its Associated Procedures and that the Access Person has disclosed or reported all personal transactions in Securities that are required to be disclosed or reported pursuant to the requirements of this Code.

8.  Sanctions

       a) Upon discovering a violation of this Code or its Associated Procedures, the Compliance officer of the Adviser may take such actions or impose such sanctions, if any, as it deems appropriate, including, but not limited to:,
viii) a letter of censure;
ix)   suspension;
x)    a fine;
xi)   the unwinding of trades;
xii)  the disgorging of profits; or
xiii) the termination of the employment of the violator.


       b) The filing of any false, incomplete or untimely reports, as required by Section 7 of this Code, may be considered a violation of this Code.

       c) All material violations of this Code and any sanctions imposed with respect thereto shall be reported to the Board of Directors of the Fund at least annually.


                PROCEDURES FOR PRIOR APPROVAL OF PERSONAL
                SECURITIES TRANSACTIONS BY ACCESS PERSONS


Process

Preclearance Approval
a)    An Access Person who wishes to effect a personal securities transaction, whether a purchase, sale, or other disposition, must preclear the Covered Security prior to engaging in the transaction.

b)    When trading options, the Access Person must preclear the
            underlying security before entering into the option contract.

c)    Based on established criteria, the Compliance Officer of the
            Adviser determines whether the contemplated transaction should be permitted. The primary criteria applied are whether the Covered Security is on the Equity Watch List (which is continuously updated) or Open Order lists, or whether the Covered Security was traded by any of the Adviser advised funds (fund trade information is updated nightly).

d)    Approval is either granted or denied immediately.

e)    If approval is denied, the Access Person is given a specific reason for the denial. The contemplated personal transaction in that Covered Security is prohibited until prior approval is subsequently granted upon request.

f)    If approval is granted, the Access Person is free to effect the personal transaction in that Covered Security during that trading day only. In this regard, open orders for more than one trading day (good till cancel) must be approved daily to comply with the Code. If approval is granted, the Compliance Officer of the Adviser must record the reasons supporting the approval on the following Personal Transaction Notification form so that the Compliance officer of the Adviser can maintain a record of all approved preclearance requests.

g)    All trade requests and their dispositions are maintained and reviewed by the Compliance Officer of the Adviser in conjunction with other information provided by Access
            Persons in accordance with the Code.

h)    The Compliance Officer of the Adviser reviews all exceptions generated due to a fund trade occurring after preclearance approval has been granted. The Compliance Officer of the Adviser determines the appropriate action to be taken to resolve each exception.

If extraordinary circumstances exist, an appeal may be directed to the Compliance Officer of the Adviser. Appeals are solely within the discretion of the Compliance Officer of the Adviser.

Transactions Covered and Exemptions

These procedures apply to Access Persons' personal transactions in "Covered Security" as defined in Section 2 of the Code. A Covered Security includes: equity and debt securities; options and warrants to purchase equity or debt securities; shares of closed-end investment companies; and investments in unit investment trusts.

These procedures do not apply to contemplated transactions in the following instruments:

a)    direct obligations of  the Government of the United States
            (regardless of their maturities). This exemption does not apply to indirect obligations of the U.S. Government, including FNMAs, GNMAs or FHLMCs.);
b)    bankers' acceptances;
c)    bank certificates of deposit;
d)    commercial paper;
e)    high quality short-term debt instruments, including repurchase agreements; and
f)    shares of registered open-end investment companies;

In addition, these procedures do not apply to the following transactions:

g)    Purchases or sales effected in any account over which the Access
            Person has no direct or indirect influence or control;

h)    Purchases or sales which are non-volitional on the part of either the Access Person or the Fund, subject to the provisions of the Code;

i)    Purchases which are either (i) made solely with the dividend proceeds received in a dividend reinvestment plan; or (ii) part of an automatic payroll deduction plan, whereby an employee purchases securities issued by an employer;

j)    Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and any sales of such rights so acquired;

k)    Purchases and sales of a Security that represents an interest in certain indices as determined by the Compliance Officer of the Adviser;
l)    Purchases and sales of securities issued by companies that are included in the S&P 500 index;

m)    Transactions in a Covered Security which involve the giving of gifts or charitable donations; and

n)    Purchases and sales of Covered Securities executed by a person deemed to be an Access Person solely by reason of his position as an Officer and/or Director or Trustee of the Fund.

Sanctions

      Failure to comply with the preclearance process may result in any of the following sanctions being imposed as deemed appropriate by the Compliance Officer of the Adviser:
i)    a letter of censure;
ii)   suspension;
iii)  a fine;
iv)   the unwinding of trades;
v)    the disgorging of profits; or
vi)   the termination of the employment of the violator.



                    PERSONAL TRANSACTION NOTIFICATION


I, ________________________ intend to buy/sell shares of
_______________________ for my personal account or an account over which I have discretion. I am aware of no conflict this transaction may pose with any mutual fund managed by Provident Investment Advisors, Inc.


                                Signed by:
                                          ------------------------------

                                Date:
                                          ------------------------------





________  Approval granted for trading on ______________ because
--------------.

________  Approval denied.




Acknowledged by:___________________
                                   ------------
David Loasby, Compliance Officer or designee

                                          Date


Broker-Dealer Name
Address


      RE:   Your Name
            Brokerage Account Number:     1234-5678

Dear Sir/Madam:

      As an Access Person of The Riverfront Funds (the "Funds"), I am subject to certain requirements applicable to my personal securities transactions, in accordance with the Code of Ethics adopted by Funds. These requirements also assist Provident Investment Advisors, Inc. (as investment adviser to the Funds, the "Adviser") in carrying out its responsibilities under the Insider Trading and Security Fraud Enforcement Act of 1988. Among these requirements is my obligation to provide to Adviser duplicate brokerage confirmations and account statements.

      Therefore, I hereby request that you provide duplicate confirmations and account statements with respect to securities in which I have any beneficial ownership or interest, including securities held in street name or in house, family, joint or partnership accounts. These duplicate account memoranda should occur with respect to all transactions including, but not limited to, those involving options, warrants, shares of closed end investment companies and futures contracts. Please forward this information to:

      The Riverfront Funds Compliance Officer
      One East Fourth Street, MS 651B
      Cincinnati, Ohio, 45202

      Any questions concerning these matters can be directed to David
            Loasby at (513) 639-4494. Your serious attention to this matter is greatly appreciated.


                                          Sincerely,



 PROCEDURES FOR THE REPORTING AND REVIEW OF PERSONAL TRANSACTION ACTIVITY

Initial Reporting Process

1. The Compliance Officer of the Adviser meets with each new Access Person and reviews the Code of Ethics, and the procedures for preclearing personal securities transactions.

2. The Access Person is required to complete the "Certification and Acknowledgment Form" to acknowledge his/her understanding of the Code of Ethics and return it to the Compliance Officer of the Adviser within 10 calendar days.

3. In addition, the Access Person is required to complete the "Personal Security Portfolio Form" which includes the following information:

a)    the title, number of shares and principal amount of each Covered
            Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

b)    the name and address of any broker, dealer or bank with whom the
            Access Person maintained an account in which any Covered Security was held for the direct or indirect benefit of the Access Person as of the date of employment as an Access Person; and

c)    the date the report is submitted to the Compliance Officer of the
            Adviser.

4. The signed form must be returned to the Compliance Officer of the Adviser within 10 calendar days.

5. the Compliance Officer of the Adviser maintains current portfolio holdings information as "initial" holdings.

6. the Compliance Officer of the Adviser notifies each broker, dealer or bank that duplicate confirmations and statements for the Access Person, if applicable, must be sent to the Compliance Officer of the Adviser, effective immediately.




Quarterly Reporting Process

1. On the first business day after each calendar quarter end, the Compliance Officer of the Adviser sends an e-mail to each Access Person giving step-by-step instructions on how to complete the quarterly reporting requirements.

2. Within 10 calendar days of the quarter end, the Access Person is required to:

a)    review for accuracy all Covered Security transactions recorded during the previous calendar quarter in all personal and household member accounts;

b)    review all open account information, including names of brokers, banks and dealers, addresses and account numbers;

c)    notify David Loasby, Compliance Officer of any new accounts established with brokers, banks or dealers during the quarter and the date the account was established; and

d)    resolve any discrepancies with the Compliance Officer of the
            Adviser.

3. Covered Security transactions executed by any Access Person during the calendar quarter are reviewed by the Compliance Officer of the Adviser periodically throughout the quarter.

4. the Compliance Officer of the Adviser issues memos to each Access Person if any transactions he or she has executed during the quarter have been deemed to be either exceptions to or violations of the Code's requirements.

5. Based on the activity and the responses to the memos, the Compliance Officer of the Adviser may impose any of the sanctions identified in Section 8.


Annual Reporting Process

1. At least annually, the Compliance Officer of the Adviser requires that each Access Person read the Code and certify and acknowledge his/her understanding of the Code and its requirements.

2. This re-certification is required to be completed within 10 calendar days of the request. the Compliance Officer of the Adviser monitors compliance with this requirement.

3. At the same time, the Compliance Officer of the Adviser provides each Access Person with a current list of securities held in the Access Person's account(s).

4. Within 10 calendar days of the request, the Access Person is required to:

a)    review for accuracy all securities held in all personal accounts, including the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

b)    review all open account information, including names of brokers, banks and dealers, addresses and account numbers;

c)    notify the Compliance Officer of the Adviser of any new accounts established with brokers, banks or dealers; and

d)    resolve any discrepancies with the Compliance Officer of the
            Adviser.

Reporting to the Board of Trustees

1. Each quarter, the Compliance Officer of the Adviser reports any violations of the Code to the Board of Trustees. Violations of the Code include:

a)    failure to preclear a transaction;

b)    failure to complete the initial, quarterly or annual reporting requirements timely, regardless of whether the Access Person executed any transactions;

c)    recognition of a profit on the sale of a security held less than
            60 days;

d)    failure to comply with the receipt of gifts requirements; and

e)    any trends or patterns of personal securities trading which are deemed by the Compliance Officer of the Adviser to be violations of the Code.

2. The Compliance Officer of the Adviser provides the Board with the name of the Access Person; the type of violation; the details of the transaction(s); and the types of sanctions imposed, if any.

Recordkeeping Requirements
The Compliance Officer of the Adviser maintains the following books and records for a period no less than 6 calendar years:

a)    a copy of the Code of Ethics;
b)    a record of any violation of the Code of Ethics and any action taken as a result of the violation;
c)    a copy of each report made by an Access Person, including initial, quarterly and annual reporting;
d)    a record of all Access Persons (current and for the past five years);
e)    a record of persons responsible for reviewing reports; and
      f) a copy of any supporting documentation used in making decisions regarding action taken by David Loasby, Compliance Officer with respect to personal securities trading.

            SAMPLE FUND ANNUAL ISSUES AND CERTIFICATION REPORT

[Date]


Board of Trustees of The  Riverfront Funds


      Re: Annual Issues and Certification Report Under the Code of Ethics ("Code") Required by Rule 17j-1 ("Rule") of the Investment Company Act of 1940, as amended.

Gentlemen:

      The purpose of this report is to certify to you as Trustees of The Riverfront Funds (the "Funds") that the Funds have adopted procedures reasonably necessary to prevent the Funds' Access Persons, as such term is defined in the Rule, from violating the Funds' Code.

      No issues arose under the Funds' Code since the last annual issues and certification report that require your attention.

Or

      The following issues arose under the Funds' Code since the last annual issues and certification report:

      [List all material violations, including violations that are material when aggregated, of the Funds' Code and/or related procedures, and sanctions imposed in response thereto.]


                                    Very truly yours,


                                    [Adviser's Compliance Officer]



                                                      Exhibit A


                    INVESTMENT COMPANY CODE OF ETHICS
                    ANNUAL CERTIFICATION OF COMPLIANCE


Underlined terms have the meaning assigned to them in Provident
Investment Advisors, Inc.  Code of Ethics dated February 2001.


As a Portfolio Manager, Investment Personnel, or Access Person I certify that I have read and understand the Investment Company Code of Ethics.
I further certify that I have complied with the requirements of the Code and that I have disclosed or reported all personal securities holdings and/or transactions required to be reported by the Code.




Signature__________________________ Date_______________________________


Print name_________________________





















                                                      Exhibit B

                    INVESTMENT COMPANY CODE OF ETHICS
                   PERSONAL SECURITIES HOLDINGS REPORT
           For the Calendar Year Ending_______/_______/_______


Underlined terms have the meaning assigned to them in the Investment Company Code of Ethics dated February 2001.


As a Portfolio Manager or Investment Personnel, I am disclosing the following information regarding my personal securities holdings to comply with the Investment Company Code of Ethics. I further understand that the Code of Ethics does not require me to report holdings in (1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities; (2) bankers acceptances; (3) bank certificates of deposits; (4) commercial paper; (5) and shares of registered open-end investment companies.


1.    I certify that I have no personal securities holdings that require
                               -------------------
   reporting for the year ending ____/____/______.


   Signature___________________________   Date____________________

   Print Name_________________________


2.    I certify that the following personal securities transactions that
                                   -------------------
   require reporting by me are accurate and complete for the year ending -----/-----/-----.

Security          Date of           Number of   Price Per   Broker/Dealer
B (Buy)/S (Sell)  Transaction Shares            Share








Signature____________________________           Date____________________

Print Name__________________________
                                                      Exhibit C

                    INVESTMENT COMPANY CODE OF ETHICS
                 PERSONAL SECURITIES TRANSACTIONS REPORT
            For the Calendar Quarter Ending_____/_____/_____.

Underlined terms have the meaning assigned to them in the Investment Company Code of Ethics dated February 2001.

As a Portfolio Manager or Investment Personnel or Access Person, I am disclosing the following information regarding my personal securities to comply with the Investment Company Code of Ethics. I further understand that the Code of Ethics does not require me to report holdings in (1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities; (2) bankers acceptances; (3) bank certificates of deposits; (4) commercial paper; (5) and shares of registered open-end investment companies.

1. I certify that I have not made any purchases or sales of personal securities that require reporting within the quarter ending
   03/30/01.


   Signature__________________________    Date______________________

   Print Name________________________

2. I certify that the following personal securities transactions that require reporting by me are accurate and complete for the quarter ending 03/3/01.

Security          Date of           Number of   Price Per   Broker/Dealer
B (Buy)/S (Sell)  Transaction Shares            Share



   Signature__________________________    Date______________________

   Print Name________________________

3. I certify that I _____ HAVE _____ HAVE NOT (check appropriate line) established a personal trading account within the __ Quarter of 2001.

   New Account #____________________, brokerage
   firm:_______________________

   Date the account was opened:__________________________

   Signature_______________________________ Date______________________

                                                      Exhibit D

                    INVESTMENT COMPANY CODE OF ETHICS
                   PERSONAL SECURITIES HOLDINGS REPORT


Underlined terms have the meaning assigned to them in the Investment Company Code of Ethics dated February 2001.

As a Portfolio Manager or Investment Personnel or Access Person, I am disclosing the following information regarding my personal securities to comply with the Investment Company Code of Ethics. I further understand that the Code of Ethics does not require me to report holdings in (1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities; (2) bankers acceptances; (3) bank certificates of deposits; (4) commercial paper; (5) and shares of registered open-end investment companies.

1. I certify that I had no personal securities holdings that required reporting upon becoming an Access Person.


   Signature__________________________    Date______________________

   Print Name________________________

2. I certify that the following personal securities holdings that
                                -------------------
   require reporting by me are accurate and complete.

Security                Number of   Price Per         Broker/Dealer
                        Shares            Share











   Signature__________________________    Date______________________

   Print Name________________________